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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated August 30, 1999, except as to subsequent events described in Note 11 which is as of October 21, 1999, relating to the financial statements and financial statement schedules of Eloquent, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



San Jose, California
December 1, 1999